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                                 EXHIBIT 23.01




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ERNST & YOUNG              Two Commerce Square             Phone: 215 448 5000

                           Suite 4000                      Fax: 215 448 4069

                           2001 Market Street

                           Philadelphia

                           Pennsylvania 19103-7096



                                     Consent





We consent to the reference to our firm under the caption "Experts" and to the use of our reports, as outlined in the following table, in the Registration

Statement (Form S-4 No. 33-50733 Amendment No. 1) and related Prospectus of

Resorts International, Inc., Resorts International Hotel Financing, Inc.,

Resorts International Hotel, Inc. and P.I. Resorts Limited dated January 6,

1994.


Resorts International, Inc.        February 19, 1993 and

                                   February 19, 1993 except for

                                   Note 17, as to which the

                                   date is December 29, 1993



Resorts International Hotel,       February 19, 1993 and

     Inc.                          February 19, 1993 except for

                                   Note 14, as to which the date

                                   is December 29, 1993



PIRL Group                         April 23, 1993 and April 23,

                                   1993 except for Note 13, as

                                   to which the date is December

                                   29, 1993



Resorts International Hotel        December 29, 1993

  Financing, Inc.




P.I. Resorts Limited               December 29, 1993





                                          /s/  ERNST & YOUNG


Philadelphia, Pennsylvania


January 6, 1994